UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	8550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of Mistras Group, Inc. (“Mistras” or the “Company”) approved changes to the Company’s equity compensation plan for its executive officers. For fiscal years 2014 and 2015, executive officers were awarded performance share units which had a three-year performance measurement period. In fiscal 2014, executive officers were also awarded one-year and two-year transitional awards. The metrics for earning shares of the Company’s common stock under these awards were growth in earnings per share and a total shareholder return, or TSR, relative to a peer group of other companies.

The Committee approved modifications to the plan to eliminate the three-year measurement period and the relative TSR for several reasons. First, given that the Company is still growing and maturing, setting fixed financial performance metrics over a three year period is very challenging. The Committee believed that this task is difficult even for mature, long-tenured companies. For example, the recent dramatic drop in oil prices and the impact that had on the Company and its industry and customers is difficult to predict over a three year-period. Second, the relative TSR metric has been expensive to administer relative to its benefit, due the costs of having a third party value the awards, which then need to be audited and evaluated by experts at the Company’s independent auditors, and then having the results verified. Given that very few individuals received these awards, and that only 25% of equity incentive awards were based upon relative TSR, management and the Committee believed that the cost of administration outweighed the benefits of using this metric versus other metrics that align management with shareholder interests. Third, the plan did not provide for any performance award based upon individual performance, which can be important when executive officers need to take action in difficult times. Accordingly, the Committee decided that changes were warranted that would take into account the Company’s financial plans over a shorter time period and allow for a discretionary portion of the award based upon individual performance.

Accordingly, the Committee approved modifications to the equity plan for fiscal 2016 which require that the Company meet one year performance metrics based upon the Company’s financial plan and forecast for the fiscal year. The revised plan also includes a component for individual performance. Based upon performance, executive officers will be awarded restricted stock units, or RSUs, which vest over a four year period.

The equity plan for fiscal 2016 has three metrics that are based upon Company’s fiscal 2016 performance: (i) operating income, which accounts for 35% of the award, (ii) adjusted EBITDAS, which is net income before interest, taxes, depreciation, amortization, non-cash stock-based compensation expense, acquisition related items, and other non-routine times as determined by the Committee, and accounts for 25% of the award, and (iii) revenue, which accounts for 20% of the award. The remaining 20% of the award potential is discretionary, based upon the individual executive officer’s performance. The target for each metric was based on the Company’s plan set at the beginning of fiscal year 2016 and reviewed by the Board of Directors, which was also the basis for the guidance the Company provided to the market at the beginning of the fiscal year for its fiscal 2016 performance.

Under the revised plan, the target award for each executive officer was established in RSUs. The target number of RSUs was based upon a target percentage of the executive officer’s base salary, divided by a share price of $14.90. The price of $14.90 per share was determined using the average of the high and low trading prices of the Company’s common stock from August 10, 2015 to August 12, 2015, the first three trading days of the Company’s trading window after the release of its fiscal 2015 results.

If the performance for a specific metric is at target level, the executive will receive 100% of his target award related to that metric. Each executive officer can earn between 0% and 200% of his target award, based upon performance. A minimum of 80% of the target performance level of a metric must be achieved for an executive officer to receive any award for that metric. At 80% of performance level, the executive officer will receive 50% of his target award related to that metric. If performance is between 80% and 100% of target for a metric, the executive officer will receive a percentage of his target award for that metric based upon a straight line interpolation between 50% and 100%, with each 1% increase in performance against target above the 80% level equating to a 2.5% increase in the percentage of target award. If the performance for a specific metric exceeds 100% of the target level, the executive officer will receive in excess of 100% of his target award related to that metric, to a maximum of 200% of his target award if the performance for the metric equals or exceeds 120% of target. If performance is between 100% and 120% of target performance for a metric, the executive officer will receive a percentage of his target award for that metric based upon a straight line interpolation between 100% and 200%, with each 1% increase in performance against target above the 100% level equating to a 5% increase in the percentage of target award. The Compensation Committee will determine the individual performance portion of the award for the Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer and the Compensation Committee will determine the individual performance portion of the awards for the other executive officers.

At the end of the fiscal year, an executive officer will be awarded RSUs based upon the Company’s performance against the metrics and the executive officer’s individual performance, which is then applied to the executive officer’s target award of RSUs. For example, if an executive officer has a target award of 10,000 RSUs and the Company and individual performance results in the executive officer achieving 115% of target, that executive officer would be awarded 11,500 RSUs. The RSUs an executive officer receives will vest 25% per year on each first four one-year anniversary dates of end of the fiscal year for which the RSUs were earned, the first such vesting being May 31, 2017 for the RSUs, if any, that may be awarded for fiscal 2016.

The following are the target award levels for each of the Company’s named executive officers for fiscal 2016:

Name and Principal Position	Target Award as a Percentage of Base Salary	Target Number of RSUs
Sotirios Vahaviolos Chairman, President and Chief Executive Officer	200%	67,705
Jonathan Wolk Executive Vice President, Chief Financial Officer and Treasurer	80%	18,148
Michael J. Lange Vice Chairman and Group Executive Vice President, Strategic Planning and Business Development	100%	21,235
Dennis Bertolotti Group Executive Vice President, Services for the Americas	80%	15,678
Michael C. Keefe Executive Vice President, General Counsel and Secretary	80%	14,127

As a condition for receiving any awards for fiscal 2016 under the revised plan, an executive officer was required to surrender and release all rights to receive any shares or other compensation under the performance share unit awards for the three year periods of fiscal 2014 to 2016 and fiscal 2015 to 2017. All of the Company’s executive officers have agreed to surrender and release all such rights under those awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: August 24, 2015	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary